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                                  Inviva, Inc.
                             300 Distillery Commons
                                    Suite 300
                           Louisville, Kentucky 40206

September 19, 2001

Board of Directors
The American Life Insurance Company of New York
435 Hudson Street, 2nd Floor
New York, New York 10014

Ladies and Gentlemen:

         In my capacity as General Counsel of Inviva, Inc., the parent company of The American Life Insurance Company of New York, ("American Life"), I have provided legal advice to American Life with respect to the establishment of The American Separate Account 5 (the "Account") pursuant to the laws of the State of New York. The Account was established by the Board of Directors of American Life on May 4, 2001. The Account exists for the investment of assets under certain variable annuity contracts (the "Contracts") issued by American Life. I have participated in the preparation and review of Pre-Effective Amendment No. 1 to the Registration Statement on Form N-4 for the registration of the Contracts with the Securities and Exchange Commission under the Securities Act of 1933, Reg. No. 333-62662, and the registration of the Account under the Investment Company Act of 1940, Reg. No. 811-10409.

         I am of the following opinion:

         (1) American Life is duly organized and validly existing under the laws of the State of New York.

         (2) The Account is duly organized and validly existing as a separate account of American Life under the laws of the State of New York.

         (3) The portion of the assets to be held in the Account equal to the reserve and other liabilities for variable benefits under the Contracts is not chargeable with liabilities arising out of any other business American Life may conduct.


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Board of Directors
September 19, 2001
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         (4)      The Contracts, when issued as set forth in the Registration
                  Statement, will be legal and binding obligations of American Life in accordance with their terms.

         In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

         I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to my name under the heading "Legal Matters" in the Statement of Additional Information.

                                                 Very truly yours,



                                                 /s/ John R. McGeeney
                                                 --------------------
                                                 John R. McGeeney